Oakridge Global Energy Solutions Announces Execution of Letter of Intent to Acquire Substantial Interest in Leclanché S.A.

MELBOURNE, Fla.--(BUSINESS WIRE)--Dec. 11, 2014--Oakridge Global Energy Solutions, Inc. (OTC: OGES), a cutting-edge technological leader in solid-state battery systems, today announced the execution of a binding Letter of Intent to acquire controlling interest in Leclanché S.A., a Swiss share company.

Under the terms of the agreement, Oakridge will acquire from Precept Fund Management SPC 11,000,000 shares of Leclanché.  Traded on the SIX Swiss Exchange, the value of the transaction was estimated at approximately $45 million on December 5, 2014, the date when the Letter of Intent was executed, based solely on the Purchase Price of Leclanché’s shares in the Letter of Intent rather than the higher quoted price for such shares.

"We at Precept are very excited with the enormous growth potential of Oakridge based on its focused approach over the past 12 months to its core business of high quality specialist lithium ion prismatic battery manufacturing for both the defense and the civilian markets," said Steve Barber, the Chairman and Chief Investment Officer of the Company’s major shareholder, Precept Fund Management SPC.  "As a result, we have decided to consolidate all of our strategic Lithium ion battery manufacturing investments under Oakridge from this point on, most especially given the announced plans for Oakridge to move its listing from the OTC BB to the Capital Market of NASDAQ in the near term."

Founded in 1909 in Yverdon-les-Bains, Switzerland, Leclanché S.A. is the company that originally invented the lead acid battery used throughout the world for starter motor batteries, and one of the oldest continuously operating names in the global battery business and is believed to be the largest battery manufacturer in Europe.

Mr. Barber continued, "Having Oakridge step into Precept’s shoes as the major shareholder of such an august old battery manufacturing name as Leclanché S.A. will not only enable Oakridge to more directly capitalize on the previously announced strategic alliance between the two companies for Lithium ion technology interchange, by virtue of it being Leclanche’s major shareholder and only battery industry shareholder, but will also represent an important strategic industry investment for Oakridge in Leclanché and its new Lithium Titanate energy storage technology and ceramic safety separator technology, with a view to furthering Oakridge’s execution of its previously announced industry consolidation “vertical investment” strategy."

Additional information can be accessed in our 8-K Current Report dated December 5, 2014, which was filed with the Securities and Exchange Commission on December 11, 2014.

FORWARD-LOOKING STATEMENT DISCLAIMER

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the EDGAR Archives of the Securities and Exchange Commission at www.sec.gov.

Press Contacts:

Ben Jackson

ir@oakridgeenergytech.com

213.674.6700